                                                                     EXHIBIT 21

                   SUBSIDIARIES OF VARCO INTERNATIONAL, INC.
                                ALL 100% OWNED

                            JURISDICTION OF
                            INCORPORATION                       ADDRESS
                            --------------                      -------
Best Industries, Inc.        Texas                 12950 West Little York
                                                   Houston. Texas 77041
                                                   --------------------

Varco de Mexico              California            743 No. Eckhoff Street
Holdings, Inc.                                     Orange. California 92868
                                                   ------------------------

Martin-Decker TOTCO, Inc.    Texas                 1200 Cypress Creek Road
                                                   Cedar Park, Texas 78613
                                                   -----------------------

Metrox, Inc.                 California            743 No. Eckhoff Street
                                                   Orange. California 92868
                                                   ------------------------

Varco Shaffer, Inc.          Texas                 12950 W. Little York
                                                   Houston. Texas 77041
                                                   --------------------

Varco International Inc      Singapore             No. 8 Sixth Lok Yang Road
Pte Ltd                                            Jurong
                                                   Singapore 2262
                                                   --------------

Varco BJ 0il Tools B.V.      The Netherlands       Nijverheidsweg 45
                                                   4879 AP Etten-Leur
                                                   P.O. Box 17, 4870 AA Etten-Leur
                                                   The Netherlands
                                                   ---------------

Varco (U.K.) Limited         United Kingdom        Forties Road, Montrose
                                                   Angus. Scotland
                                                   ---------------

Varco BJ FSC Inc.            Barbados              743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

304774 Alberta Ltd.          Alberta, Canada       Bay 15 - 2916 5th Ave. N.E.
                                                   Calgary, Alberta T2A 6M7
                                                   Canada
                                                   ------

Rig Technology Limited       United Kingdom        South College Street
                                                   Aberdeen, Scotland
                                                   ------------------

                                                                      EXHIBIT 21
                                                                     PAGE 2 OF 2


                            JURISDICTION OF
INACTIVE SUBSIDIARIES       INCORPORATION                       ADDRESS
---------------------       ---------------                     -------
Varco Marine Tools           Texas                 12950 West Little York
International, Inc.                                Houston, Texas 77041
                                                   --------------------

Varco-Disc                   California            743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

Best Disc                    Texas                 12950 West Little York
                                                   Houston, Texas 77041
                                                   ----------------------

Varco Eastern, Inc.          California            743 NO. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

Varco International          Netherlands           P.O. Box 507
Finance N.V.                 Antilles              Curacao
                                                   -------

Varco Singapore, Ltd.        California            743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

Varco Middle East            California            743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

Varco Electronics, Inc.      California            743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

Varco Electronics Disc       California            743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------

Varco Del Venezuela CA       Venezuela             743 No. Eckhoff Street
                                                   Orange, California 92868
                                                   ------------------------